 Exhibit 99.1

RumbleOn Announces Acquisition of NextGen Dealer Solutions, LLC and
Technology Services Agreement with Halcyon Consulting, LLC
Kartik Kakarala will join the Board of Directors of RumbleON and serve as Chief Technology Advisor

Charlotte, NC, February 14, 2017: RumbleON (OTCQB: RMBL) today announced it has closed on the previously announced acquisition of the assets of NextGen Dealer Solutions, LLC and a technology services agreement with Halcyon Consulting, LLC.

NextGen’s proprietary technology platform will underpin the operations of RumbleON and accelerate the implementation of its business plan. In addition, the technology services agreement with Halcyon Consulting will provide RumbleON with the ability to integrate NextGen’s technology into the RumbleON platform and lead future enhancements. Mr. Kakarala will join the Board of Directors of RumbleON and serve as its Chief Technology Advisor.

“The acquisition of NextGen Dealer Solutions and the associated services agreement with Halcyon is a significant milestone for RumbleOn as the software acquired will significantly accelerate the RumbleON business plan and will provide us the opportunity to quickly roll out our online platform, said Marshall Chesrown, Chairman and CEO of RumbleON. “I have had personal experience with many of the previous game-changing technologies designed and built by Halcyon including applications for vehicle appraisal, inventory management and credit reporting. We are confident that utilizing this software will allow RumbleON the same opportunity in the powersports sector as we move forward. I am also pleased to welcome Kartik to the Board of Directors and as our Chief Technology Advisor, and I am confident that he will add significant value and insight to RumbleON in both roles.”

About RumbleON

RumbleON (RMBL) is designed to be a unique, capital light, and disruptive e-commerce platform facilitating the ability of both consumers and dealers to Buy-Sell-Trade-Finance pre-owned recreation vehicles. It is our goal to have the platform recognized as the most trusted and effective solution for the sale, acquisition, and distribution of recreation vehicles and provide users an efficient, fast, transparent, and engaging experience. Our initial focus is the market for 650cc and larger on road motorcycles, particularly those concentrated in the Harley Davidson brand; we will look to extend to other brands and additional vehicle types and products as the platform matures.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about the NextGen acquisition, and the company’s implementation of its updated business plan and strategy. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the company’s expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the following factors: the company has no operating history and no assurance can be given that the company will achieve or maintain profitability; the initial development and growth of the company’s business over the first 24 months of operations may not be indicative of the company’s future growth and, if the company continues to grow rapidly, it may not be able to manage its growth effectively; the company may require additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances and if capital is not available on terms acceptable to the company or at all, the company may not be able to develop and grow its business as anticipated and its business, operating results and financial condition may be harmed; if key industry participants perceive the company in a negative light or relationships with them suffer harm, the company’s ability to operate and grow its business and its financial performance may be damaged; the company may be unable to develop, maintain or grow relationships with information data providers or may experience interruptions in the data feeds it provides, which may limit the information that it is able to provide to its users and dealers as well as adversely affect the timeliness of such information and may impair its ability to attract or retain consumers and dealers and to timely invoice all parties; if the company suffers a significant interruption in its ability to gain access to third-party data, its business and operating results will suffer; the success of its business will depend heavily on its marketing and branding efforts, especially with respect to the company’s website and branded mobile applications, as well as those websites of dealers that provide website solutions, and these efforts may not be successful; the failure to develop and maintain the company’s brand could harm its ability to grow unique visitor traffic and to expand the company’s dealer network; the company anticipates relying on internet search engines to drive traffic to its website, and if the company fails to appear prominently in the search results, its business would be adversely affected; a significant disruption in service on the company’s website or of its mobile applications could damage its reputation and result in a loss of consumers, which could harm its business, brand, operating results, and financial condition; if the company is unable to provide a compelling buying experience to its users, the number of transactions between the company’s users, the company and the dealers will decline and the company’s revenue and results of operations will suffer harm; the company expects that the growth of its business will rely significantly on its ability to increase the number of dealers such that the company is able to increase the number of transactions between its users and dealers and the failure to do so would limit the company’s growth; the company’s ability to grow its complementary product offerings may be limited, which could negatively impact its development, growth, revenue and financial performance; the company will be relying on third-party financing providers to finance a significant portion of its customers’ vehicle purchases; the company’s ability to sell recreational vehicles may be adversely impacted by increased supply of and/or declining prices for used recreational vehicles and excess supply of new recreational vehicles; the company will rely on a number of third parties to perform certain operating and administrative functions for the company; the company participates in a highly competitive market, and pressure from existing and new companies may adversely affect its business and operating results; seasonality or weather trends may cause fluctuations in the company’s unique visitors, revenue and operating results; the company expects to be subject to a complex framework of federal and state laws and regulations primarily concerning vehicle sales, advertising and brokering, many of which are unsettled, still developing and contradictory, which have in the past, and could in the future, subject the company to claims, challenge the company’s business model or otherwise harm its business; the company collects, processes, stores, shares, discloses and uses personal information and other data, and its actual or perceived failure to protect such information and data could damage its reputation and brand and harm its business and operating results; failure to adequately protect intellectual property could harm the company’s business and operating results; the company may in the future be subject to intellectual property disputes, which are costly to defend and could harm its business and operating results; the company depends on key personnel to operate its business, and if the company is unable to retain, attract and integrate qualified personnel, its ability to develop and successfully grow its business could be harmed; and the company may acquire other companies or technologies, which could divert management's attention, result in additional dilution to its stockholders and otherwise disrupt its operations and harm its operating results. Also, readers are advised to consider the additional factors under the heading “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K, as may be supplemented or amended by the company’s Quarterly Reports on Form 10-Q and other filings with the SEC. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:
Investor and Media Contacts:
John Rouleau/Alecia Pulman, ICR
RumbleON@icrinc.com

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